PLURIS ENERGY GROUP INC.
(the "Company")

CONSENT TO ACTION
BY THE BOARD OF DIRECTORS

SHAREHOLDERS’ WRITTEN CONSENT RESOLUTION

The undersigned, being the majority of shareholders (the “Shareholders”) of the Company, a Nevada Corporation, pursuant to Title 78 Section 320 of the Nevada General Corporation Law, and without the formality of convening a meeting, do hereby consent in writing to the following actions of the Company, to be effective as of the 30 day August, 2009.

WHEREAS:

A.

Pursuant to Title 78 Section 320 of the Nevada General Corporation Law, any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a written consent to such action is signed by Shareholders holding at least a majority of the voting power;

B.	Pursuant to Title 78 Section 385 of the Nevada General Corporation Law, a Company’s Certificate of Incorporation may be amended by Shareholders representing at least a majority of the voting power;

C.

That, pursuant to the Liquidation Preference provisions underlying the Series B Preferred Shares as described in Section 3.1 of the Certificate of Designation for the Series B Preferred Shares as filed with the Nevada Secretary of State (the “Series B LP”), whereby the control change that has occurred in the Company pursuant to the Share Exchange Agreement entered into between the Company and Nationwide Energy Portal Inc. on August 28, 2009 (the “NEP SEA”) has resulted in triggering the Series B LP, which as a result necessitates facilitating a distribution of the assets of the Company in the amount of $38,899 as at June 30, 2009 (the “Assets”) amongst the Series B Preferred Shares shareholders (the “Assets Distribution”);

D.

The majority of the Series B Preferred Shares shareholders of the Company wish to approve the Assets Distribution to be made in the form of transferring the Assets to Pluris Energy Group Inc., a British Virgin Islands corporation (“PBVI”), 100% of PBVI of which must be sold pursuant to the terms of the NEP SEA and for the Company to thereafter cancel all issued and outstanding Series B Preferred Shares.

BE IT HEREBY RESOLVED THAT:

1.

By written consent of the majority of the Series B Preferred Shares Shareholders of the Company, the Company will transfer the Assets of the Company, subject to the terms underlying the NEP SEA related to the Series B LP.

- - 2 - -

2.

By written consent of the majority of the Series B Preferred Shares Shareholders of the Company, the Company will cancel all issued and outstanding Series B Preferred Shares of the Company subsequent to its transfer of the Assets to PBVI.

3.

By written consent of the majority of the Shareholders of the Company, all corporate actions, filings and approval processes will be undertaken by the Company to effect the cancellation of all Series B Preferred Shares of the Company.

4.

Any director or senior officer of the Company be and is hereby authorized to execute, under the seal of the Company or otherwise, any and all documents, agreements and instruments and to do all things as may be necessary to effect the foregoing resolutions on behalf of the Company, including preparing and filing the Articles of Amendment; and

5.

This resolution may be signed by the majority of the Shareholders of the Company in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

100,000
Signature of Shareholder	Number of Common Shares Held

SACHA H. SPINDLER
Print Name of Shareholder

1,320,000
Signature of Shareholder	Number of Common Shares Held

S. SAM SEN
Print Name of Shareholder

Per: ________________________________	7,636,299
Signature of Shareholder	Number of Common Shares Held

GT VENTURE MANAGEMENT AG
Print Name of Shareholder

Per: __________________________________	1,051,417
Signature of Shareholder	Number of Common Shares Held

LANDMARK MANAGEMENT SERVICES SA
Print Name of Shareholder

- - 3 - -

558,339
Signature of Shareholder	Number of Common Shares Held

MADISON SERVICES INC.
Print Name of Shareholder

116,667
Signature of Shareholder	Number of Common Shares Held

RAHUL GANDHI
Print Name of Shareholder

93,317
Signature of Shareholder	Number of Common Shares Held

JUSTIN PERRYMAN
Print Name of Shareholder

TOTAL SHARES VOTED: 10,870,039 SERIES B PREFERRED SHARES

TOTAL ISSUED AND OUTSTANDING AT VOTE:	18,258,527

PERCENTAGE OF ISSUED AND OUTSTANDING:	59.57%